EXHIBIT 10.1

PROMISSORY NOTE

Dated: August 11, 2014

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, DubLi, Inc., a Nevada corporation (the "Maker"), hereby unconditionally promises to pay to the order of Michael B. Hansen or his assigns (the "Payee", and together with the Maker, the "Parties"), the aggregate of such amounts the Payee has disbursed to the Maker pursuant to Section 2.2 (the "Loan"), together with all accrued interest thereon, as provided in this Promissory Note (the "Note").

SECTION 1.

Definitions.

Capitalized terms used herein shall have the meanings set forth in this Section 1.

"Advance" means each disbursement made by the Payee to the Maker pursuant to Section 2.2.

"Applicable Rate" means the rate equal to six Percent (6%).

"Maker" has the meaning set forth in the introductory paragraph.

"Borrowing Notice" has the meaning set forth in Section 2.2.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Commitment Period" means the period from the date hereof to the Maturity Date.

"Default" means any of the events specified in Section 8 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 8 would, unless cured or waived, become an Event of Default.

"Default Rate" means, at any time, the maximum rate of interest that may be contracted for under applicable Law, inclusive of any fees, costs or other charges required to be included in the calculation of interest by applicable Law.

"Event of Default" has the meaning set forth in Section 8.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

"Governmental Authority" means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulator), or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

"Interest Payment Date" means the first day of each calendar quarter commencing on January 1, 2015.

"Law" as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

"Loan" has the meaning set forth in the introductory paragraph.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Maker; (b) the validity or enforceability of the Note; (c) the rights or remedies of the Payee hereunder; or (d) the Maker's ability to perform any of its material payment obligations hereunder.

"Maturity Date" means the earlier of (a) December 31, 2015 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 9.

"Note" has the meaning set forth in the introductory paragraph.

"Payee" has the meaning set forth in the introductory paragraph.

"Order" as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

"Parties" has the meaning set forth in the introductory paragraph.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

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SECTION 2.

Loan Disbursement Mechanics.

2.1 Commitment. Subject to Section 2.2, the Payee shall make available to the Maker one or more Advances during the Commitment Period in an aggregate amount not to exceed three million and 00/100 Dollars ($3,000,000.00).

2.2 Advances. As a condition to the disbursement of any Advance, the Maker shall, at least ten Business Days prior to the requested disbursement date, deliver to the Payee a written notice (the "Borrowing Notice") setting out (a) that no Default has occurred and is continuing; (b) the amount of the Advance; and (c) the date on which the Advance is to be disbursed. Each Borrowing Notice shall be deemed to repeat the Maker's representations and warranties in Section 6 hereof as of the date of such Borrowing Notice. Upon receipt of the Borrowing Notice, the Payee shall make available to the Maker on the disbursement date the amount set out in the notice in immediately available funds.

SECTION 3.

Final Payment Date; Optional Prepayments.

3.1 Principal Payment Dates. Principal shall be due and payable as a balloon payment on the Maturity Date.

3.2 Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

3.3 Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

SECTION 4.

Interest.

4.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of all Advances made hereunder shall bear interest at the Applicable Rate from the date such Advance was made until the Loan is paid in full, whether at stated maturity, upon acceleration, by prepayment or otherwise.

4.2 Interest Payment Dates. Interest shall be payable quarterly in arrears to the Payee on each Interest Payment Date.

4.3 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

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4.4 Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on each Advance on the day on which such Advance is made, and shall not accrue on any Advance for the day on which it is paid.

4.5 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Payee to the Maker under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law and that portion of each sum already paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

SECTION 5.

Payment Mechanics.

5.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM (Eastern Time) on the date on which such payment is due by cashier's check, certified check or by wire transfer of immediately available funds to the Payee's account at a bank specified by the Payee in writing to the Maker from time to time.

5.2 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is hot a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4 Evidence of Debt. The Payee is authorized to record on the grid attached hereto as Exhibit A (or another similar record maintained by Lender) each Advance made to the Maker and each payment or prepayment thereof. The entries made by the Payee shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Maker therein recorded; provided, however, that the failure of the Payee to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Maker to repay (with applicable interest) the Loan in accordance with the terms of this Note.

5.5 Rescission of Payments. If at any time any payment made by the Maker under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Maker or otherwise, the Maker's obligation to make such payment shall be reinstated as though such payment had not been made.

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SECTION 6.

Representations and Warranties.

Each Maker hereby represents and warrants to the Payee on the date hereof as follows:

6.1 Existence; Compliance With Laws. The Maker is (a) a corporation duly formed, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all Laws and Orders except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.2 Power and Authority. The Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

6.3 Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Maker has duly executed and delivered this Note.

6.4 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note.

6.5 No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not (a) violate any provision of the Maker's organizational documents; (b) violate any Law or Order applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Maker may be bound.

6.6 Enforceability. Each of the Note is a valid, legal and binding obligation of the Maker, enforceable against the Maker in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.7 No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Maker, threatened by or against the Maker or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that would be expected to materially adversely affect the Maker's financial condition or the ability of the Maker to perform its obligations under the Note.

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SECTION 7.

Affirmative Covenants.

Until all amounts outstanding in this Note have been paid in full, the Maker shall:

7.1 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate existence and (b) lake all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.2 Compliance. Comply with (a) all of the terms and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; and (c) all Laws and Orders applicable to it and its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

7.3 Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

7.4 Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Payee in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

7.5 Further Assurances. Upon the request of the Payee, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to early out the intent and purposes of this Note.

SECTION 8.

Events of Default.

The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1 Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount owed hereunder when due and such failure continues for five days after written notice to the Maker.

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8.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Maker to the Payee herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

8.3 Breach of Covenants. The Maker fails to observe or perform (a) any covenant, condition or agreement contained in Section 7.4 or (b) any other material covenant, obligation, condition or agreement contained in this Note other than those specified in clause (a) and Section 8.1 and such failure continues for 30 days after written notice to the Maker.

8.4 Bankruptcy.

(a) The Maker commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Maker any case, proceeding or other action of a nature referred to in Section 8.4(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

(c) there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

(d) the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.4(a), Section 8.4(b) or Section 8.4(c) above; or

(e) the Maker is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due at any tune following the date hereof.

8.5 Judgments. One or more judgments or decrees shall be entered against the Maker and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof.

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SECTION 9.

Remedies.

Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Payee may at its option, by written notice to the Maker (a) terminate its commitment to make any Advances hereunder; (b) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under applicable Law; provided, however that, if an Event of Default described in Section 8.4 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Payee.

SECTION 10.

Miscellaneous.

10.1 Notices.

(a) AR notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i) If to the Maker, to the address set forth on the signature page hereof:

(ii) If to the Payee, to the address set forth on the signature page hereof:

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment).

10.2 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Florida, without regard to the choice of laws principals thereof.

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10.3 Submission to Jurisdiction.

(a) Each of the Maker and the Payee hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of Florida or of the United States of America for the Southern District of Florida; (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding; and (iii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, or that this Note or the subject matter hereof may not be enforced in or by such court. Final judgment against either of the Parties in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 10.3 shall affect the right of the Payee to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

10.4 Venue. Each of the Maker and the Payee irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.3 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.5 Waiver of Jury Trial. EACH OF THE MAKER AND THE PAYEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.6 Counterparts: Integration: Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., "pdf" or "tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

10.7 Successors and Assigns. This Note may be assigned or transferred by the Payee to any Person. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Payee. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

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10.8 Waiver of Notice. The Maker hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

10.9 Interpretation. For purposes of this Note (a) the words "include,” "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

10.10 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.11 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

10.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Payee, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.13 Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.) or any state laws based on the Uniform Electronic Transactions Act.

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10.14 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, this Note shall be deemed automatically amended so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

{signature page. Follows}

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IN WITNESS WHEREOF, the Maker has executed this Note as of the date first set forth above.

MAKER:

DubLi, Inc.		Address for Notice:

By:	/s/ Eric Nelson
Name:	Eric Nelson
Title:	Chief Financial Officer	Telephone:
Facsimile:
E-mail:

By acceptance of this Note, the Payee acknowledges and agrees to be bound by the provisions of Section 2.2. and Section 10.	Address for Notice:

Michael B. Hansen

/s/ Michael B. Hansen	Telephone:
Michael B. Hansen	Facsimile:
E-mail:

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EXHIBIT A

ADVANCES AND PAYMENTS ON THE LOAN

Date of Advance or Payment:	Amount of Advance:	Amount of Principal Paid:	Unpaid Principal Amount of Note as of Date of Advance or Payment:	Name of Person Making the Notation:

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